EXHIBIT 99(b)

                              TXU EUROPE CAPITAL I

                       CERTIFICATE PURSUANT TO SECTION 906

                         OF SARBANES - OXLEY ACT OF 2002

    The undersigned, Tony Horton, the Principal Financial Officer of TXU Europe Capital I (the "Company"), DOES HEREBY CERTIFY that:

    1. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

    IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of August, 2002.


                                             /s/ Tony Horton
                                             -----------------------------------
                                             Name:  Tony Horton
                                             Title: Principal Financial Officer